EXHIBIT 21

UTi WORLDWIDE INC.

LISTING OF SUBSIDIARIES

Details of the consolidated subsidiaries at January 31, 2012 are as follows:

	Country of incorporation	Effective % share holding
UTi Logistics (Argentina) SA	Argentina	100
UTI (Aust) Pty Limited	Australia	100
UTi Logistik GmbH	Austria	100
Maertens Art Packers & Shippers B.V.B.A.	Belgium	100
UTi Belgium NV	Belgium	100
UTi Logistics NV	Belgium	100
UTi (Botswana) Limited	Botswana	100
UTi do Brasil Limitada	Brazil	100
UTi do Brasil Logistica, Transporte e Armazenagem Ltda.	Brazil	100
Corrib Limited	British Virgin Islands	100
Goddard Company Limited	British Virgin Islands	100
Pyramid Freight (Proprietary) Limited	British Virgin Islands	100
Thomas International Freight Auditors Limited	British Virgin Islands	100
Transtec Ocean Express Holdings Inc.	British Virgin Islands	100
UTi Africa Services Limited	British Virgin Islands	100
UTi Asia Pacific Limited	British Virgin Islands	100
UTi International Inc.	British Virgin Islands	100
UTi Kazakhstan Investments Limited	British Virgin Islands	100
UTi Logistics (Proprietary) Limited	British Virgin Islands	100
UTi Pharma Limited	British Virgin Islands	100
UTi Burundi S.A.R.L.	Burundi	100
UTi, Canada, Inc.	Canada	100
UTi Canada Contract Logistics Inc.	Canada	100
UTi Chile S.A.	Chile	100
Air & Sea Union Holdings Ltd.	China	100
UTi (China) Ltd.	China	100
UTi (HK) Ltd.	China	100
UTi Logistics (Shanghai) Company Ltd.	China	100
UTi (HK) Ltd. (Scan Cargo)	China	100
UTi Colombia S.A. S.I.A.	Colombia	100
UTi Transporte Internacional S.A.	Colombia	100
UTi Colombiana de Carga S.A.	Colombia	100
UTi (CZ) s.r.o.	Czech Republic	100
UTi Logistics (Denmark) A.S.	Denmark	100
Union-Transport Egypt Limited	Egypt	100
UTi Egypt Limited	Egypt	100
UTi Logistics (Finland) Oy	Finland	100
UTi France S.A.R.L.	France	100
UTi Logistics France S.A.R.L.	France	100
UTi Logistik Deutschland GmbH	Germany	100
UTi Logistik Services Deutschland GmbH	Germany	100
UTi Deutschland GmbH	Germany	100
UTi Pharma Deutschland GmbH	Germany	100
UTi Networks Limited	Guernsey	100
Span Europe (Hungary) Kft	Hungary	100
UTi (Hungary) Kft	Hungary	100
IndAir Carriers (Pvt) Ltd.	India	100
UT Worldwide (India) (Pvt) Limited	India	100
PT Union Trans Internusa	Indonesia	65
UTI Inventory Management Solutions Limited	Ireland	100
UTi Ireland Limited	Ireland	100
Gerlach Art Packers & Shippers Israel Ltd.	Israel	45

	Country of incorporation	Effective % share holding
Excel MPL A.V.B.A.& Co. Ltd.	Israel	100
Hermes Exhibition & Projects Ltd.	Israel	50
Netra Shipping Ltd.	Israel	100
Newlog Express Ltd.	Israel	100
Ramon Insurance and Finance Ltd.	Israel	100
Shedma (Carma) Ltd.	Israel	50
Trans Betach	Israel	50
UTI Inventory Management Solutions (IMS) Limited Partnership	Israel	100
UTi Logistics Israel (Finance) 2008 Ltd	Israel	100
UTi Logistics Israel Ltd.	Israel	100
UTi M.P.L. Ltd.	Israel	100
UTi Italy SrL	Italy	100
UTi Japan K.K	Japan	100
UTi Jordan Ltd.	Jordan	100
UTi Kazakhstan LLP	Kazakhstan	100
UTi Korea Co Limited	Korea	100
SIA UTi Logistics Latvia	Latvia	100
UTi Malawi Limited	Malawi	100
UTi Worldwide (M) Sdn Bhd	Malaysia	100
UTi (Mtius) Limited	Mauritius	100
UTi Holdings (Mauritius) Ltd.	Mauritius	100
Span de Mexico S.A. de C.V.	Mexico	100
UTi Admin Services S.A. de C.V.	Mexico	100
UTi Logistics Mex. S.A. de CV.	Mexico	100
UTi Services S.A. de C.V.	Mexico	100
UTi (Mozambique) Limitada	Mozambique	100
Pyramid Freight (Propriety) Limited	Namibia	100
Active Airline Representatives BV	Netherlands	100
African Investments BV	Netherlands	100
UTi Global Services B.V.	Netherlands	100
UTi (Netherlands) Holdings BV	Netherlands	100
UTi International Networks BV	Netherlands	100
UTi Nederland BV	Netherlands	100
African Investment Holdings NV	Netherlands Antilles	100
TOX Holdings NV	Netherlands Antilles	100
UTi (N.A.) Holdings NV	Netherlands Antilles	100
UTi (N.A.) NV	Netherlands Antilles	100
UTi New Zealand Limited	New Zealand	100
UTi Pakistan (SMC — Private) Limited	Pakistan	100
UTi del Peru S.A.	Peru	100
UTi (Global Logistics) Inc.	Philippines	100
Cargoforte Sp. Zo. o.	Poland	100
UTi Pharma Polska Sp. Zo. o.	Poland	100
GSLI-Grupo De Servicos Logisticos Integrados LDA	Portugal	100
UTi Logistics Romania S.R.L.	Romania	100
UTi Russia B.V	Russia	100
UTi Russia 000	Russia	99
UTi Worldwide (Singapore) Pte Ltd.	Singapore	100
UTi Technology Services Pte. Ltd.	Singapore	100
UTi Slovakia s.r.o.	Slovakia	100
UTi Pharma Slovakia s.r.o.	Slovakia	100
Chilli Pepper Investments (Pty) Ltd.	South Africa	100
Chronic Medicine Dispensary (Pty) Ltd.	South Africa	100
Chronic Solutions Company (Proprietary) Limited	South Africa	100
Co-ordinated Investment Holdings (Pty) Ltd.	South Africa	100
Co-ordinated Materials Handling (Pty) Ltd.	South Africa	100
Granat Property Investments (Pty) Limited	South Africa	100

	Country of incorporation	Effective % share holding
Ilanga Freight (Pty) Ltd.	South Africa	100
Imithi Distributors (Pty) Ltd.	South Africa	100
International Healthcare Distributors (Pty.) Limited	South Africa	100
Marine Link (Pty) Limited	South Africa	100
Scorpion Share Block (Pty) Ltd.	South Africa	100
Sisonke Partnership	South Africa	100
Southern Rx Distributors (Pty) Ltd.	South Africa	100
Southern Sky Distribution (Pty) Ltd.	South Africa	100
Sun Exco Investments (Pty) Limited	South Africa	100
Tavern Investments (Pty) Ltd.	South Africa	100
UTi CMH Sub Assembly (Pty) Ltd.	South Africa	74.9
UTi Shared Services Pty Ltd.	South Africa	100
UTi South Africa (Pty) Limited	South Africa	75
Servicios Logisticos Integrados SLI, S.A.	Spain	100
Tacisa Transitaria S.L.	Spain	100
Techicos Asesores De Seguros Brokers Correduna De Seguros, S.A.	Spain	100
UTi Iberia, S.A.	Spain	100
UTi Pership (Pvt) Limited	Sri Lanka	51
UTi Logistics AB	Sweden	100
UTi Logistics (Switzerland) A.G.	Switzerland	100
UTi Logistics (Taiwan) Ltd.	Taiwan	100
Super Air Express Ltd.	Taiwan	100
UTi (Taiwan) Limited	Taiwan	100
UTi Holdings Co., Limited	Taiwan	100
UTi Worldwide Co., Limited	Thailand	100
UTi Tasimacilik Limited	Turkey	100
UTi (Dubai) Fze.	United Arab Emirates	100
Transtec International Freight Services Limited	United Kingdom	100
Transtec Ocean Express Ltd.	United Kingdom	100
Union Ocean Transport Ltd.	United Kingdom	100
UTi (Ocean Freight) Ltd.	United Kingdom	100
UTi (Transfreight) Ltd.	United Kingdom	100
UTi (UK) Holdings Limited	United Kingdom	100
UTi Worldwide (UK) Limited	United Kingdom	100
AEL/Span LLC	US – Michigan	49
Concentrek, Inc.	US - Arizona	100
UTi Inventory Management Solutions Inc.	US - Delaware	100
InTransit International, Inc.	US - Oregon	100
Market Logistics Services, Ltd.	US - Oregon	100
Market Industries, Ltd.	US - Oregon	100
Market Transport, Ltd.	US - Oregon	100
Sammons Transportation, Inc.	US - Montana	100
SLI Tacisa, Inc.	US - New York	100
UTi Integrated Logistics, LLC.	US - South Carolina	100
UTi, Services, Inc.	US - New York	100
UTi Transport Solutions Inc.	US - Oregon	100
UTi, (U.S.) Holdings, Inc.	US - Delaware	100
UTi, United States, Inc.	US - New York	100
Vanguard Cargo Systems Inc.	US - New York	100
UTi Uruguay SA	Uruguay	100
UTi Worldwide Vietnam Co. Ltd	Vietnam	100
UTi (Zambia) Limited	Zambia	100
WAT Properties Ltd.	Zambia	100
Transtec Freight (Zimbabwe) (Pvt) Limited	Zimbabwe	100